UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2008

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XL CAPITAL LTD
(Exact name of registrant as specified in its charter)

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Cayman Islands	1-10804	98-0191089
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

XL House, One Bermudiana Road, Hamilton, Bermuda HM 11
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 292 8515

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 29, 2008, XL Capital Ltd, a Cayman Islands exempted limited company (the “Company” or the “Registrant”), entered into an Underwriting Agreement, dated as of July 29, 2008, by and among the Company and Goldman, Sachs & Co., UBS Securities LLC and the other underwriters named in Schedule I thereto, as the underwriters, pursuant to which the Registrant agreed to issue (i) 23,000,000 10.75% Equity Security Units of the Company (the “Units”), which includes 3,000,000 Units issueable upon the exercise in full by the underwriters of their option to purchase additional Units in connection with the offering and (ii) 196,015,200 Class A Ordinary Shares, par value US$0.01 per share (the “Ordinary Shares”), which includes 18,750,000 Ordinary Shares issueable upon the exercise in full by the underwriters of their option to purchase additional Ordinary Shares in connection with the offering and 52,265,200 Ordinary Shares issuable upon settlement of the purchase contracts underlying the Units. On July 30, the underwriters informed the Registrant that they were exercising their option to purchase additional Ordinary Shares and additional Units in full. The Registrant expects to receive $2,788,750,000 in net proceeds, before offering expenses payable by the Registrant.

This Current Report on Form 8-K is being filed for the purpose of filing the attached document in connection therewith as exhibits to the shelf registration statement on Form S-3 (Registration No. 333-130036) filed with the Securities and Exchange Commission on December 1, 2005 by the Registrant, XL Capital Finance (Europe) plc, XL Capital Trust I, XL Capital Trust II and XL Capital Trust III (the “Registration Statement”), which became effective on December 1, 2005, and such Exhibit is hereby incorporated into the Registration Statement by reference.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 29, 2008, by and among the Registrant, Goldman, Sachs & Co., UBS Securities LLC and the other underwriters named on Schedule I thereto, as Underwriters.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2008

XL CAPITAL LTD
(Registrant)

By: /s/ Kirstin Romann Gould
	Name:	Kirstin Romann Gould
	Title:	General Counsel and Secretary